                                                                   Exhibit 4(f)


                            FIFTH AMENDING AGREEMENT

     THIS AGREEMENT made as of the 28th day of September, 2000.

BETWEEN:

     THE BANK OF NOVA SCOTIA

     (herein, in its capacity as agent to the Lenders, called the "Agent")

     - and -

     THE BANK OF NOVA SCOTIA, ROYAL BANK OF CANADA, BANK OF MONTREAL, BNP PARIBAS, TORONTO DOMINION (TEXAS), INC., BANK OF AMERICA NA, CANADIAN IMPERIAL BANK OF COMMERCE, CITIBANK N.A., NEW YORK, CREDIT SUISSE FIRST BOSTON, RABOBANK NEDERLAND, NEW YORK BRANCH and COMERICA BANK

     (herein, in their capacities as lenders to the Borrower under the Credit Facility, collectively called the "Lenders" and individually called a "Lender")

     - and -

     POTASH CORPORATION OF SASKATCHEWAN INC., a corporation incorporated under the laws of the Province of Saskatchewan

     (herein called the "Borrower").

     WHEREAS the Borrower, the Lenders and the Agent entered into a credit agreement made as of October 4, 1996, as amended by agreements dated November 6, 1997, December 15, 1997, October 2, 1998 and October 1, 1999 (the "Credit Agreement") and pursuant to which the Lenders established a certain term credit facility in favour of the Borrower;

     AND WHEREAS the Borrower, the Lenders and the Agent have agreed to effect certain amendments to the Credit Agreement upon the terms set forth herein;
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                                      -2-

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:


                                   ARTICLE I
                                 DEFINED TERMS

1.01 CAPITALIZED TERMS. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement.


                                   ARTICLE II
                                   AMENDMENTS

2.01 GENERAL RULE. The Credit Agreement is hereby amended to the extent necessary to give full effect to the provisions of this agreement.

2.02 DEFINITIONS. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "CONVERSION DATE" and replacing it by the following:

     "CONVERSION DATE" means September 27, 2001, as extended pursuant to Section 1.13.

2.03 ESTABLISHMENT OF CREDIT FACILITY. Section 2.01 of the Credit Agreement is hereby amended by replacing "U.S. $778,000,000" in the last line thereof with "U.S. $500,000,000".

2.04 DEPARTING LENDERS. The parties hereto confirm that each of Bank of Montreal, Canadian Imperial Bank of Commerce and Credit Suisse First Boston (the "Departing Lenders") hereby ceases to be a Lender under the Credit Agreement and has no further obligations under the Credit Agreement. The parties hereto agree that the Departing Lenders are signatories to this agreement solely for the purpose of giving effect to this Section 2.04.

2.05 INDIVIDUAL COMMITMENTS. Schedule A to the Credit Agreement is hereby amended by restating the Individual Commitment of each of the Lenders with respect to the Credit Facility as follows:

LENDER                                           AMOUNT
------                                           ------
The Bank of Nova Scotia                       $180,000,000
Royal Bank of Canada                          $ 80,000,000

LENDER                                                                AMOUNT
------                                                                ------
Bank of America NA                                                  $ 60,000,000
BNP Paribas                                                         $ 50,000,000
Toronto Dominion (Texas), Inc.                                      $ 50,000,000
Citibank N.A., New York                                             $ 30,000,000
Rabobank Nederland, New York Branch                                 $ 25,000,000
Comerica Bank                                                       $ 25,000,000
Canadian Imperial Bank of Commerce                                           nil
Bank of Montreal                                                             nil
Credit Suisse First Boston                                                   nil

2.06 DELIVERIES PURSUANT TO CREDIT AGREEMENT. For the purposes of the Credit Agreement, this agreement and any document or instrument referred to herein shall be deemed to be delivered pursuant to the Credit Agreement and to be referred to in the Credit Agreement.

2.07 EXTENSION FEE. The Borrower hereby agrees to pay to each Lender (other than the Departing Lenders) on the date hereof an extension fee in an amount equal to 0.025% of the Individual Commitment of such Lender (after giving effect to this agreement).


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.01 REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Agent that the representations and warranties of the Borrower which are contained in Sections 10.01(e) to (l) of the Credit Agreement, as the same may be amended hereby, are true and correct, and further represents and warrants, as at the date hereof, as follows:

      (a) STATUS AND POWER. The Borrower is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of the Province of Saskatchewan. The Borrower is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required. The Borrower has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties and to carry on its business as now conducted. The
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                                      -4-

           Borrower has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this agreement.

      (b) AUTHORIZATION AND ENFORCEMENT. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by the Borrower of this agreement. The Borrower has duly executed and delivered this agreement. This agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower by the Agent and the Lenders in accordance with its terms, subject to the qualifications of the nature contained in the opinion of the Borrower's counsel delivered pursuant to Section 12.02(d)(vii) of the Credit Agreement.

      (c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Borrower of this agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other party.


                                   ARTICLE IV
                                  MISCELLANEOUS

4.01 FUTURE REFERENCES. On and after the effective date of this agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and each such related document is hereby amended accordingly. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

4.02 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

4.03 ENUREMENT. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

4.04 CONFLICT. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

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                                      -5-

4.05 FURTHER ASSURANCES. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

4.06 COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                                  THE BANK OF NOVA SCOTIA,
                                                  AS AGENT


                                                  By: /s/
                                                      --------------------------

                                                  By: /s/
                                                      --------------------------

                                                  POTASH CORPORATION OF
                                                  SASKATCHEWAN INC.


                                                  By: /s/
                                                      --------------------------

                                                                            c.s.

                                                  By: /s/
                                                      --------------------------


                                                  THE BANK OF NOVA SCOTIA,
                                                  AS LENDER


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------

                                                  BNP PARIBAS


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


                                                  ROYAL BANK OF CANADA


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


                                                  CANADIAN IMPERIAL BANK OF
                                                  COMMERCE


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


                                                  BANK OF AMERICA NA


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


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                                      -7-


                                                  BANK OF MONTREAL


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


                                                  TORONTO DOMINION (TEXAS), INC.


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


                                                  CREDIT SUISSE FIRST BOSTON


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


                                                  CITIBANK N.A., NEW YORK


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


                                                  RABOBANK NEDERLAND, NEW YORK
                                                  BRANCH


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


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                                      -8-

                                                  COMERICA BANK


                                                  By: /s/
                                                      --------------------------


                                                  By: /s/
                                                      --------------------------


     The undersigned, being a guarantor of the indebtedness, liabilities and obligations of the Borrower to the Lenders, hereby consents to the foregoing amendments to the Credit Agreement.

     DATED as of the 28th day of September, 2000.


                                                  PCS NITROGEN, INC.


                                                  By: /s/
                                                      --------------------------

                                                                           c.s.

                                                  By: /s/
                                                      --------------------------